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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-34169 and 333-27979) and the Registration Statement on Form S-3 (No. 333-84971) of our report dated February 18, 2000, with respect to the financial statements of Endocardial Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                     /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 28, 2000